UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2011 (September 21, 2011)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On September 21, 2011, Behringer Harvard Opportunity REIT II, Inc. (the “Company”) held its annual meeting of stockholders.  A total of 12,608,619 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 51.58% of the total number of shares entitled to vote at the meeting.

At the annual meeting, the Company’s stockholders elected the six nominees listed below to serve on its board of directors until the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualified or until his or her earlier death, resignation, or retirement.  The votes cast with respect to each director were as follows:

Nominee	For	Withheld
Robert M. Behringer	11,883,906	724,713
Robert S. Aisner	11,884,624	723,995
Andreas K. Bremer	11,879,876	728,743
Diane S. Detering-Paddison	11,877,051	731,568
Cynthia Pharr Lee	11,884,239	724,380
Jeffrey P. Mayer	11,878,210	730,409

In addition, at the annual meeting, the stockholders did not approve certain amendments to the Company’s charter (the proposals below are described in detail in the proxy statement related to the annual meeting of stockholders).  The votes cast with respect to each proposed amendment to the charter were as follows:

Proposed Amendment	For	Against	Abstain
Amendment to the definition of independent director	11,460,989	301,942	845,688
Amendment to the provisions of the charter relating to access to the Company’s stockholder list	11,337,217	425,701	845,701
Amendments to the provisions of the charter relating to roll-up transactions	11,414,804	327,280	866,536

Item 8.01               Other Events.

On September 21, 2011, the Company’s board of directors authorized distributions payable to the stockholders of record each day during the months of October, November, and December 2011.  Distributions payable to each stockholder of record will be paid in cash on or before the 16th day of the following month.  The declared distributions equal a daily amount of $0.0013699 per share of common stock.  If this rate were paid each day for a 365-day period, it would equal a 5.0% annualized rate based on a purchase price of $10.00 per share.  A portion of each distribution will constitute a return of capital for tax purposes.  There is no assurance that the Company will continue to declare distributions or declare distributions at this rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: September 27, 2011	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel & Secretary